UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

CEDAR FAIR, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio		44870-5259
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (419) 626-0830

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K is hereby incorporated into this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2011, Cedar Fair, L.P. (“Cedar Fair”) entered into amended and restated employment agreements (the “Amended and Restated Employment Agreements”) with H. Philip Bender, Robert A. Decker and Richard Zimmerman (each, an “executive” of Cedar Fair). The Amended and Restated Employment Agreements supersede, respectively, Mr. Bender’s employment agreement with Cedar Fair, dated June 17, 2010, Mr. Decker’s 2007 amended and restated employment agreement with Cedar Fair, dated July 20, 2007, and Mr. Zimmerman’s employment agreement with Cedar Fair, dated June 23, 2010 (each, a “prior employment agreement” and, collectively, the “prior employment agreements”).

The following are the material changes to the terms of the prior employment agreements that are reflected in the Amended and Restated Employment Agreements:

•

Removal of Change in Control Excise Tax Gross-Up. Each of Messrs. Bender, Decker and Zimmerman was entitled under his prior employment agreement to receive tax gross-up payments to reimburse him for any excise taxes he might incur under Sections 280G and 4999 of the Internal Revenue Code (the “Code”) in connection with a termination of his employment (other than for cause) within 24 months of a change in control. The change in control tax gross up provisions have been removed from the Amended and Restated Employment Agreements. The Amended and Restated Employment Agreements also revised the change in control provisions of the prior employment agreements to include a cap on the present value of the aggregate payments, distributions and benefits provided to or for the benefit of each executive which constitute parachute payments (as defined in certain provisions of Section 280G of the Code) at 299% of the base amount (as defined for purposes of Section 280G of the Code). If the present value exceeds the cap, the payments, distributions and benefits will be reduced by Cedar Fair in accordance with the Amended and Restated Employment Agreements. The other change in control provisions of the prior employment agreements remain in effect under the Amended and Restated Employment Agreements, except as described below under “Change in Post-Termination Health Benefits.”

•

Termination by Cedar Fair Other than for Cause between July 1, 2011 and June 30, 2013. If Cedar Fair terminates Mr. Bender’s, Mr. Decker’s or Mr. Zimmerman’s employment other than for cause after June 30, 2011 but prior to July 1, 2013 (including by written notice of non-renewal), the executive, upon providing a separation and release agreement to Cedar Fair, will receive his base salary for the longer of eighteen (18) months or the remaining term of his Amended and Restated Employment Agreement, to be paid in accordance with Cedar Fair’s payroll practices.

In addition, as of the termination date, the executive will be 100% vested in any outstanding time-based and performance-based phantom unit awards, payment of which will be made pursuant to the terms of the original award agreements without regard to the continued employment requirements. Any benefit credited to the executive’s account under the 2008 Supplemental Retirement Plan will be 100% vested as of the termination of employment and paid in accordance with such plan. The executive will be entitled to full payment of all cash awards outstanding under the 2008 Omnibus Incentive Plan, including without limitation any current and long-term incentive compensation plan awards, without proration for less than full employment in the year of termination and to be paid otherwise in accordance with the plan and any award agreement without regard to any requirement for continued employment. The executive also will have the right to continue medical and dental insurance coverage offered pursuant to Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended, and Section 4980B of the Code (the “COBRA Law”) during the period of time that he receives salary payments. The executive will be required to pay the full cost of such continued insurance coverage on an after-tax basis, and Cedar Fair will reimburse the executive for such payments on a monthly basis if permitted under applicable law. If the executive is terminated for a disability after June 30, 2011 but prior to July 1, 2013, he will receive the same benefits as if he were terminated other than for cause during that period, except that any salary or incentive compensation benefits will be reduced by any payments received from any short- or long-term disability plan maintained by Cedar Fair. All of the above payments are subject to Section 409A of the Code. If Mr. Bender, Mr. Decker or Mr. Zimmerman is terminated other than for cause or for a disability, other than between July 1, 2011 and June 30, 2013, the terms and conditions applicable to a termination other than for cause or upon disability under the prior employment agreements, as previously disclosed, will apply, except as described below under “Change in Post-Termination Health Benefits.”

•

Change in Post-Termination Health Benefits. The prior employment agreements entitled Messrs. Bender, Decker and Zimmerman to the continuation of medical and dental benefits for certain specified periods following certain termination events. The medical and dental continuation benefit provisions have been revised in the Amended and Restated Employment Agreements to provide that the executive will have the right to continue medical and dental insurance coverage offered pursuant to the COBRA Law during the relevant period, that the executive will be required to pay the full cost of such continued insurance coverage on an after-tax basis and that Cedar Fair will reimburse the executive for such payments on a monthly basis if permitted under applicable law.

Except as described in the bulleted list above, the material terms and conditions of the prior employment agreements remain unchanged in the Amended and Restated Employment Agreements and are as described in the discussion of the prior employment agreements contained in Item 11 of Cedar Fair’s Form 10-K/A, which was filed with the Securities and Exchange Commission on April 29, 2011 (the “Form 10-K/A”). The information with respect to the prior employment agreements disclosed in Item 11 of the Form 10-K/A under the captions “Narrative to Summary Compensation and Grants of Plan Based Awards Tables – Employment

Agreements,” “Potential Payments Upon Termination or Change in Control – Payments Pursuant to Employment Agreements (other than in connection with a Change in Control)” and “Potential Payments Upon Termination or Change in Control – Payments upon a Change in Control Under Employment Agreements” is incorporated herein by reference, except to the extent such information conflicts or is inconsistent with the discussion of the Amended and Restated Employment Agreements set forth in this Form 8-K, in which case the disclosures set forth in this Form 8-K shall govern. The foregoing description of the Amended and Restated Employment Agreements is qualified by the text of the agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Employment Agreement, by and between Cedar Fair, L.P., Cedar Fair Management, Inc., and Magnum Management Corporation and H. Philip Bender, dated June 27, 2011.

10.2	Amended and Restated Employment Agreement, by and between Cedar Fair, L.P., Cedar Fair Management, Inc., and Magnum Management Corporation and Robert A. Decker, dated June 27, 2011.

10.3	Amended and Restated Employment Agreement, by and between Cedar Fair, L.P., Cedar Fair Management, Inc., and Magnum Management Corporation and Richard Zimmerman, dated June 27, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
By Cedar Fair Management, Inc., General Partner

	By:	/s/ Richard L. Kinzel
Richard L. Kinzel Chief Executive Officer

Date: June 28, 2011